Exhibit 4

September 26, 2013

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Colombia (the “Republic”) in connection with: (i) the preparation of (a) the registration statements under Schedule B, Registration Nos. 333-156913 and 333-178546 (collectively, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which the Republic has registered debt securities and warrants to be offered and sold from time to time as set forth in supplements to the Prospectus contained in the Registration Statement most recently filed with the Commission under which the Republic may sell securities having an aggregate principal amount of up to $8,323,179,172 (or its equivalent in other currencies) and (b) the Prospectus forming a part of the Registration Statement most recently filed with the Commission and the final Prospectus Supplement dated September 19, 2013 (the “Prospectus Supplement”) relating to the issuance by the Republic of its 4.000% Global Bonds due 2024 (the “Securities”) and (ii) the transactions contemplated by the Underwriting Agreement (the “Underwriting Agreement”), dated as of September 19, 2013, among the Republic, Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. We are familiar with the Fiscal Agency Agreement, dated as of September 28, 1994, as amended by Amendment No. 1 thereto, dated as of January 21, 2004 (as so amended, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent and principal paying agent. The Underwriting Agreement and the Fiscal Agency Agreement are collectively defined herein as the “Agreements.”

In rendering the opinion expressed below, we have examined such certificates of public officials, government documents and records and other certificates and instruments furnished to us and have made such other investigations as we have deemed necessary in connection with the opinion set forth herein. Furthermore, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the authority of the Republic to enter into the Agreements and cause the issuance of the Securities; and (iv) the conformity to authentic originals of all documents submitted to us as copies.

The opinion set forth herein is limited to the federal law of the United States of America and the law of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of the Republic, we have, without having made any independent investigation with respect thereto, assumed the correctness of, and relied upon, the opinion of Pablo Cárdenas Rey, Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic, a copy of which is being filed as Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for its fiscal year ended December 31, 2012, and our opinion set forth herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing, we are of the opinion that when the Securities have been duly authorized, issued and executed by the Republic and authenticated, delivered and paid for as contemplated by the Agreements, the Prospectus and any amendment and supplement thereto, the Securities will constitute valid and legally binding obligations of the Republic under the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for its fiscal year ended December 31, 2012 and to the reference to this firm under the heading “General Information — Validity of the Bonds” in the Prospectus Supplement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ ARNOLD & PORTER LLP